Agricultural Bank of China
Loan Certificate (1)

Date: October 11, 2007

Applicant	Shenzhen BAK Battery Co., Ltd	ID card of the Applicant
Currency	RMB	Amount	20,000,000.00
Loan Term	From October 11, 2007 to January 25, 2008
Usage	Purchase equipments and machines
Annual rate	7.65%
Reference Contract No.	81101200600001989	Reference Guaranty Contract No.	81901200600001462; 81902200600005528
Stamp of Applicant		Stamp of Agricultural Bank of China

The above loan has been transferred to the applicant’s account.